                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                            CT COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                  CT COMMUNICATIONS, INC.
                  1000 Progress Place, NE
                  Concord, NC 28025

                  (704) 722-2500

                  March 29, 2002

(CT Communications, Inc. Logo)

                  Dear Shareholder:

                        You are cordially invited to attend the Annual Meeting
                  of Shareholders of CT Communications, Inc. to be held at 9:00 a.m., local time, on Thursday, April 25, 2002, at our new offices located at 1000 Progress Place, NE, Concord, North Carolina. In addition to the matters to be voted on, I will be pleased to report on the affairs of the Company.

                        We look forward to greeting personally those
                  shareholders who are able to be present at the meeting. However, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to complete the enclosed proxy card and return it promptly in the envelope provided.

                  Very truly yours,

                  /s/ Michael R. Coltrane

                  Michael R. Coltrane
                  Chairman of the Board of Directors
                  President and Chief Executive Officer

                            CT COMMUNICATIONS, INC.
                            1000 PROGRESS PLACE, NE
                         CONCORD, NORTH CAROLINA 28025

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2002

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of CT Communications, Inc., a North Carolina corporation, will be held at our new offices located at 1000 Progress Place, NE, Concord, North Carolina on Thursday, April 25, 2002, at 9:00 a.m., local time, for the following purposes:

         1. To elect four Directors to the Board of Directors, three to serve in the class of Directors whose term expires in 2005 and one to serve in the class of Directors whose term expires in 2003;

         2. To ratify the action of the Board of Directors in the appointment of KPMG LLP as independent public accountants of the Company for the 2002 fiscal year; and

         3. To transact any other business properly brought before the meeting or any adjournment or postponement thereof.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TWO PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

     March 20, 2002 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete and return the accompanying proxy promptly, so that your shares may be represented and voted at the Annual Meeting. A return envelope is enclosed for your convenience.

                                          By Order of the Board of Directors,

                                          /s/ Barry R. Rubens

                                          Barry R. Rubens
                                          Secretary
March 29, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
    Background Information..................................    1
    Purpose of Proxy Statement..............................    1
    Business to be Transacted...............................    1
    Board of Directors' Recommendation for Voting on the
      Proposals.............................................    1
    Who May Vote............................................    1
    How to Vote.............................................    1
    Quorum to Transact Business.............................    2
    Voting of Shares by Proxy...............................    2
    Revocation of Proxy.....................................    2
    Vote Necessary for Action...............................    2
    Duplicate Proxy Statements and Cards....................    2
    Other Business..........................................    2
    Expenses of Solicitation................................    3
PROPOSAL 1: ELECTION OF DIRECTORS...........................    3
    Staggered Board of Directors............................    3
    Compensation of Directors...............................    5
    Attendance of Directors.................................    6
    Committees of the Board of Directors....................    6
EXECUTIVE COMPENSATION......................................    7
    Summary Compensation Table..............................    7
    Option Grants...........................................    8
    Aggregated Option Exercises and Fiscal Year-End
      Values................................................    9
    Long-Term Incentive Plan Awards.........................    9
    Pension Plan............................................   10
    SERP....................................................   10
    Executive Nonqualified Excess Plan......................   10
    Management Agreements...................................   11
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................   12
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................   14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   14
AUDIT COMMITTEE REPORT......................................   14
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   15
PERFORMANCE GRAPH...........................................   15
PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC
  ACCOUNTANTS...............................................   16
    Auditor Fee Information.................................   16
MANAGEMENT OWNERSHIP OF COMMON STOCK........................   17
PRINCIPAL SHAREHOLDERS......................................   19
SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY
  STATEMENT.................................................   19
OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR'S
  ANNUAL MEETING............................................   19
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K.................   20
OTHER BUSINESS..............................................   20

                            CT COMMUNICATIONS, INC.
                            1000 PROGRESS PLACE, NE
                         CONCORD, NORTH CAROLINA 28025

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2002

BACKGROUND INFORMATION

     The principal executive offices of CT Communications, Inc., a North Carolina corporation, are located at 1000 Progress Place, NE, Concord, North Carolina 28025, and our telephone number is (704) 722-2500.

     The term "Company" (as well as the words "we," "us" and "our") refers to CT Communications, Inc. and its subsidiaries. References to "you" or "your" refer to our shareholders. The term "Common Stock" means our outstanding common stock.

PURPOSE OF PROXY STATEMENT

     This proxy statement contains information related to our Annual Meeting of Shareholders to be held on April 25, 2002 at 9:00 a.m., local time, at our new offices located at 1000 Progress Place, NE, Concord, North Carolina, and any postponements or adjournments thereof. This proxy statement was prepared under the direction of our Board of Directors to solicit your proxy for voting at our Annual Meeting. This proxy statement, notice of Annual Meeting and proxy card have been mailed to shareholders on or about April 2, 2002.

BUSINESS TO BE TRANSACTED

     At the Annual Meeting, shareholders will vote on two items:

     (1) the election of four Directors to the Board of Directors, three to serve in the class of Directors whose term expires in 2005 and one to serve in the class of Directors whose term expires in 2003; and

     (2) the ratification of the action of the Board of Directors in the appointment of KPMG LLP as independent public accountants of the Company for the 2002 fiscal year.

     No other items are scheduled to be voted upon.

BOARD OF DIRECTORS' RECOMMENDATION FOR VOTING ON THE PROPOSALS

     The Board of Directors recommends a vote "FOR" each of the nominees for Director and "FOR" the appointment of KPMG LLP as our independent public accountants for the 2002 fiscal year.

WHO MAY VOTE

     Shareholders owning Common Stock as of the close of business on March 20, 2002 (the "Record Date") are entitled to vote at the Annual Meeting or any postponement or adjournment of the meeting. Each shareholder has one vote per share on all matters to be voted upon at the meeting.

HOW TO VOTE

     Shareholders may vote

     - In person, or

     - By signing and dating the proxy card and returning it in the enclosed prepaid envelope.

QUORUM TO TRANSACT BUSINESS

     A "quorum" to transact business is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Common Stock. As of the Record Date, 18,797,226 shares of Common Stock were issued and outstanding, which is the only class of securities entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. If you attend in person and indicate your presence, or mail in a properly executed proxy card, your shares will be counted toward a quorum.

VOTING OF SHARES BY PROXY

     If you have submitted a properly executed proxy through the mail and a quorum is established, your shares will be voted as you indicate. However, if you sign, date and return your proxy card, but do not mark it, your shares will be voted:

     - "FOR" PROPOSAL 1 TO ELECT THE NOMINEES FOR DIRECTOR

     - "FOR" PROPOSAL 2 TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE 2002 FISCAL YEAR

     If you sign and date your proxy card and withhold voting for any or all of the nominated Directors (as explained on the proxy card) or abstain regarding the ratification of KPMG LLP, your vote will be recorded as being withheld or as an abstention, but it will have no effect on the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker non-votes") will be counted for purposes of determining a quorum, but will not affect the outcome of the vote.

REVOCATION OF PROXY

     If you later decide to revoke or change your proxy, you may do so by

     - sending a written statement to that effect to the Secretary of the Company, or

     - submitting a properly signed proxy card with a later date, or

     - voting in person at the Annual Meeting.

VOTE NECESSARY FOR ACTION

     Directors are elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting. This means that the Director nominees receiving the most affirmative votes are elected, up to the maximum number of Directors to be chosen at the Annual Meeting. The ratification of the appointment of KPMG LLP as our independent public accountants for the 2002 fiscal year requires an affirmative vote of a majority of the shares voted at the Annual Meeting. Unless otherwise required by applicable law or the Articles of Incorporation or Bylaws of the Company, the affirmative vote of a majority of the shares voted at the Annual Meeting is required to decide any other matter submitted to a shareholder vote.

DUPLICATE PROXY STATEMENTS AND CARDS

     You may receive more than one proxy statement, proxy card or Annual Report. This duplication will occur if you have shares registered in different names or your shares are in more than one type of account maintained by First Union National Bank, our transfer agent. To have all your shares voted, please sign, date and return all proxy cards.

OTHER BUSINESS

     We know of no other matters to be presented for shareholder action at the Annual Meeting. If other matters are properly presented at the meeting, your signed and dated proxy card gives authority to Michael R.

Nash, Barry R. Rubens and Amy M. Justis to vote your shares in accordance with the recommendations of the Board of Directors, unless you appoint a substitute to vote your shares.

EXPENSES OF SOLICITATION

     We pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, or by telephone or other means, by our officers and employees without additional compensation. We pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

                            ------------------------

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

                            ------------------------

STAGGERED BOARD OF DIRECTORS

     Our Bylaws provide that the Board of Directors will consist of at least six but not more than nine members. The exact number of Directors is determined by the affirmative vote of a majority of the members of the Board of Directors. The number of Directors is currently fixed at nine. The Directors are divided into three classes having staggered three-year terms.

     At the Annual Meeting, four Directors will be elected, three to serve in the class of Directors whose term expires in 2005 and one to serve in the class of Directors whose term expires in 2003.

     The Board of Directors has nominated for election the following current members of the Board of Directors:

     - O. Charlie Chewning, Jr., Michael R. Coltrane and Raymond C. Groth to be elected, each for a three-year term; and

     - Phil W. Widenhouse to be elected for a one-year term.

     Mr. Chewning's current three-year term expires at the Annual Meeting. Mr. Groth's current term, to which he was elected by the Board of Directors in August 2001 to fill the vacancy caused by the retirement of L.D. Coltrane, III, also expires at the Annual Meeting. Mr. Widenhouse, whose current term expires at the Annual Meeting, is eligible to serve only one year under the current retirement policy of the Board of Directors. As a result, Mr. Widenhouse has been moved to the class of Directors whose term expires in 2003 and Mr. Coltrane has been moved to the class of Directors whose term expires in 2005.

     It is intended that the persons named in the accompanying proxy will vote to elect the four nominees listed below unless authority to vote is withheld. Each nominee will serve until the annual meeting of shareholders at which his term expires or until an earlier resignation or retirement or until a successor is elected and qualifies to serve. Our Bylaws require any Director to own directly at least five shares of Common Stock, and all nominees qualify under our Bylaws.

     We expect that each of the nominees will be available for election. However, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee selected by the persons named in the proxy.

     Directors will be elected by a plurality of the votes cast so long as a quorum is present at the Annual Meeting. Unless otherwise indicated, properly executed proxies will be voted to elect the nominees for Director.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

  Nominees for Terms Expiring in 2005.

     O. Charlie Chewning, Jr. -- Age 66. Director. Mr. Chewning became a Director in 1996. Mr. Chewning was the Senior Partner of the North and South Carolina offices of the accounting firm of Deloitte & Touche LLP, Charlotte, North Carolina from 1993 until he retired in 1994. Prior to that, he was the Office Managing Partner for the Charlotte office of Deloitte & Touche LLP. In 1998, Mr. Chewning became a member of the North Carolina State Board of Certified Public Accountant Examiners. From 1995 to 1998, Mr. Chewning was a director of the North Carolina Association of Certified Public Accountants. He is a member of the Audit Committee and the Chairman of the Corporate Governance Committee.

     Michael R. Coltrane -- Age 55. Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Coltrane became a Director, President and Chief Executive Officer in 1988, and upon the retirement of L.D. Coltrane, III in August 2001, Chairman of the Board of Directors. Prior to joining us in 1988, Mr. Coltrane served as Executive Vice President of First Charter National Bank (now, First Charter Bank) for more than six years and as Vice President of a large regional bank for more than 10 years. Mr. Coltrane is Vice Chairman of Maxcom Telecomunicaciones, S.A. de C.V., a director of the general partner of Palmetto MobileNet, L.P., a director of Access/On Multimedia, a director of Northeast Medical Center, a director of First Charter Bank and Vice Chairman of its parent company, First Charter Corporation. Mr. Coltrane served as the Chairman of the United States Telecom Association from October 2000 to October 2001.

     Raymond C. Groth -- Age 55. Director. Mr. Groth became a Director in August 2001 when he replaced retiring Director L.D. Coltrane, III. Mr. Groth is currently Visiting Scholar, Capital Markets Center and Fuqua School of Business, Duke University. Mr. Groth was Senior Vice President and Managing Director of First Union Securities, Inc. from 1994 until he retired in 2001. From 1979 until 1992, he was employed by The First Boston Corporation (now Credit Suisse First Boston) and was a Managing Director from 1988 until 1992. Mr. Groth is a director of the Charlotte Symphony Orchestra. He is a member of the Audit Committee.

  Nominee for Term Expiring in 2003.

     Phil W. Widenhouse -- Age 77. Director. Mr. Widenhouse became a Director in 1952. Mr. Widenhouse had been employed by the Company from 1949 until 1992, when he retired as Executive Vice President. Mr. Widenhouse became Executive Vice President in 1971 and was Treasurer from 1973 to 1990. He is Chairman of the Audit Committee and a member of the Compensation Committee.

  Continuing Directors with Terms Expiring in 2004.

     John R. Boger, Jr. -- Age 72. Director. Mr. Boger became a Director in 1978. Since 1961, Mr. Boger has been an attorney with the firm of Williams, Boger, Grady, Davis and Tuttle, P.A., Concord, North Carolina. He became of counsel with the firm in 1999 in connection with his retirement as a shareholder of the firm. Mr. Boger was a director of Carolina First BancShares, Inc. from 1992 until 1999. He is Chairman of the Compensation Committee and a member of the Audit Committee.

     William A. Coley -- Age 58. Director. Mr. Coley became a Director in 1999. He has been President of Duke Power, a division of Duke Energy Corporation, an energy company headquartered in Charlotte, North Carolina, since 1997. Mr. Coley was the President -- Associated Enterprises Group of Duke Power from 1994 to 1997, and prior to that he was the Executive Vice President -- Customer Group of Duke Power. Mr. Coley is a director of Duke Energy Corporation and of SouthTrust Corporation. He is a member of the Corporate Governance Committee.

     Tom E. Smith -- Age 60. Director. Mr. Smith became a Director in 2000. Mr. Smith retired as President, Chief Executive Officer and Chairman of the Board of Directors of Food Lion, Inc. in 1999. Mr. Smith held the position of President of Food Lion, Inc. since 1981, the position of Chief Executive Officer since 1986 and Chairman of the Board of Directors since 1990. Mr. Smith is a director of Speedway Motorsports, Inc., a director of Farmers and Merchants Bank and Chairman of the Board of Trustees of Catawba College. He is a member of the Compensation Committee.

     Continuing Directors with Terms Expiring in 2003.

     Samuel E. Leftwich -- Age 71. Director. Mr. Leftwich became a Director in 1996. He was the Chairman of Central Telephone Company, a subsidiary of Centel Corporation, from 1990 until he retired in 1993 and served as its President from 1986 until 1990. He is a member of the Corporate Governance Committee and the Compensation Committee.

     Jerry H. McClellan -- Age 71. Director. Mr. McClellan became a Director in 1984. Mr. McClellan had been employed by the Company from 1949 until 1996, when he retired as Executive Vice President and General Plant Manager. He became Executive Vice President in 1985. He is a member of the Corporate Governance Committee.

COMPENSATION OF DIRECTORS

     During 2001, each Director who is not employed by the Company or its subsidiaries (a "non-employee Director") was paid an annual retainer of $12,000. The annual retainer was paid in the form of Common Stock.

     Each non-employee Director received $1,000 for each meeting of the Board of Directors attended. Committee chairmen were paid $600 per committee meeting attended and committee members were paid $500 per committee meeting attended. For meetings of the Board of Directors by telephone conference call, non-employee Directors were paid $500 per call. For committee meetings by telephone conference call, committee chairmen received $300 per call and committee members were paid $250 per call. Meeting attendance fees were paid in cash, unless otherwise elected by the Director, as described below. Non-employee Directors also received an annual stock option grant with a value of $5,000 (based on Black Scholes), which was fully vested on the date of grant. New non-employee Directors are granted a one-time stock option with a value of $10,000 (based on Black Scholes). Mr. Groth received such one-time stock option grant in connection with his appointment to the Board of Directors in August 2001.

     Our 1996 Director Compensation Plan (the "Director Plan") reserves 90,000 shares of Common Stock for issuance to non-employee Directors who elect to receive part or all of their compensation in Common Stock instead of cash. Under the Director Plan, dollar values for the annual retainer and any accumulated meeting fees are added together, and this amount is converted to a number of shares of Common Stock based on the fair market value at the time of the meetings. Payments in Common Stock are made annually following the election of Directors. Any fractional shares are rounded up to the next whole share when issued.

     The Company pays L.D. Coltrane, III $50,000 annually in connection with services he provides to the Company. In 2001, the Company provided additional compensation to Mr. Coltrane of $1,575 in matching contributions under the Company's employee savings plan. Mr. Coltrane retired as Chairman of the Board of Directors in August 2001.

     The Company entered into a consulting agreement with Raymond C. Groth in April 2001, pursuant to which Mr. Groth is paid a consulting retainer fee of $7,500 for each three month period during the consulting period. Under the terms of the consulting agreement, Mr. Groth may also receive a consulting fee for any assistance he provides on specific projects. In 2001, Mr. Groth received $22,500 in connection with the consulting services he provided to the Company.

ATTENDANCE OF DIRECTORS

     During 2001, the Board of Directors held 12 meetings. Each Director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served, which meetings were held when he was a Director.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established Corporate Governance, Audit and Compensation Committees, each with specific duties. The following table lists the members of each Committee. A description of the duties of each Committee follows the table.

                                            CORPORATE           AUDIT     COMPENSATION
NAME                                   GOVERNANCE COMMITTEE   COMMITTEE    COMMITTEE
----                                   --------------------   ---------   ------------
John R. Boger, Jr....................                             X            CH
O. Charlie Chewning, Jr. ............           CH                X
William A. Coley.....................            X
Raymond C. Groth.....................                             X
Samuel E. Leftwich...................            X                              X
Jerry H. McClellan...................            X
Tom E. Smith.........................                                           X
Phil W. Widenhouse...................                            CH             X

        -----------------------

        "CH" denotes Chairman of the Committee.

     Corporate Governance Committee. The Corporate Governance Committee, composed of non-employee Directors, considers and recommends nominees for membership on the Board of Directors and may consider written nominations of candidates for election to the Board of Directors properly submitted by our shareholders to the Secretary of the Company. The Corporate Governance Committee also

     - provides oversight of and evaluates issues of corporate governance,

     - establishes and reviews procedures used in conducting the business of the Board of Directors,

     - recommends the functions and duties of committees of the Board of Directors,

     - recommends processes for and provides oversight of the assessment of the performance of the Board of Directors, and

     - reviews and considers the Company's position and practices regarding significant issues of corporate public responsibility.

     The Corporate Governance Committee met five times during 2001.

     Audit Committee. The Audit Committee consists of non-employee Directors who are independent of management and the Company. The Audit Committee

     - provides oversight of the Company's accounting, auditing and financial reporting practices,

     - recommends to the Board of Directors the firm to be appointed as the Company's independent auditors,

     - reviews auditor independence, and

     - provides oversight of the adequacy of the Company's system of internal controls.

     The Audit Committee met five times during 2001.

     Compensation Committee. The Compensation Committee is composed of non-employee Directors. The Compensation Committee

     - annually reviews and approves all executive officers' salaries, including base salaries, target bonus levels and annual and long-term incentive awards to be paid to executive officers,

     - provides oversight with respect to an annual appraisal of the Chief Executive Officer,

     - establishes overall management compensation strategy,

     - provides oversight with respect to the Company's stock incentive and employee stock purchase plans and various compensation and benefit plans, and

     - nominates qualified persons to be executive officers of the Company.

     The Compensation Committee met four times during 2001.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the cash and non-cash compensation paid or accrued during the periods indicated to the (i) Chief Executive Officer and (ii) three most highly compensated executive officers whose combined salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2001 (collectively, the "Named Executive Officers").

                                             ANNUAL COMPENSATION                 LONG-TERM COMPENSATION AWARDS
                                    --------------------------------------   -------------------------------------
                                                                                     AWARDS              PAYOUTS
                                                                             -----------------------   -----------
                                                                                          NUMBER OF
                                                               OTHER         RESTRICTED   SECURITIES
        NAME AND                                               ANNUAL          STOCK      UNDERLYING      LTIP        ALL OTHER
  PRINCIPAL POSITION(S)      YEAR    SALARY     BONUS     COMPENSATION (1)   AWARDS (2)    OPTIONS     PAYOUTS (3)  COMPENSATION (4)
  ---------------------      ----   --------   --------   ----------------   ----------   ----------   -----------  ----------------
Michael R. Coltrane.......   2001   $255,000   $148,646       $    --         $ 75,061         --       $ 96,021        $50,957
  Chairman of the Board of   2000    255,000     43,911            --           23,885         --        191,726         23,399
  Directors, President and   1999    240,000    177,105            --           44,620         --        608,339         22,903
  Chief Executive Officer

Michael R. Nash...........   2001    188,000     68,311            --           34,481      2,000         32,897         27,048
  Senior Vice President      2000    182,000     21,858            --           11,883         --         46,400         20,672
  and Assistant Secretary    1999    165,167     46,014        21,500          219,062         --         71,385         10,184

Barry R. Rubens...........   2001    204,000     79,722            --           40,246      2,500         35,705         23,276
  Senior Vice President,     2000    186,000     72,328            --           54,155         --         71,135         25,809
  Chief Financial Officer,   1999    177,000     46,500        24,080          219,412         --        241,464         15,847
  Secretary and Treasurer

Amy M. Justis (5).........   2001    126,000     39,459            --           19,918      2,000          8,295         10,072
  Vice President Finance     2000    120,000     10,273            --            5,593         --          7,994          4,226
                             1999     30,520      5,003            --           28,654         --          4,826             --

---------------

(1) The amounts shown represent the aggregate incremental cost to the Company of providing various perquisites and personal benefits based on reporting thresholds, including (i) a general perquisite payment (Mr. Nash -- $15,000 in 1999; and Mr. Rubens -- $17,580 in 1999); (ii) financial planning assistance (Mr. Nash -- $5,000 in 1999; and Mr. Rubens -- $5,000 in 1999); and (iii) professional tax preparation assistance (Mr. Nash -- $1,500 in 1999; and Mr. Rubens -- $1,500 in 1999).
(2) The amounts shown represent the value of shares of restricted Common Stock awarded (other than under the Company's long-term incentive plan which are disclosed under the column "LTIP Payouts") based on the closing price of the Common Stock on The Nasdaq Stock Market on the date of grant. Such shares of restricted stock vest one year from the date of grant except as follows:
    3,000 shares ($42,000) awarded to Mr. Rubens in 2000 vest five years from the date of grant; and 10,000 shares ($192,500) awarded to each of Messrs. Nash and Rubens in 1999 vest at the rate of 2,000 shares in each of 2001, 2002 and 2003 and 4,000 shares in 2004. Recipients are entitled to receive any cash dividends paid prior to the vesting of such shares. The number and value of the aggregate restricted stock holdings of the Named Executive Officers as of December 31, 2001 (including awards made pursuant to the Company's long-term incentive plan) were as follows: Mr. Coltrane -- 25,864 shares ($427,015); Mr. Nash -- 8,572 shares ($141,524); Mr. Rubens -- 21,800 shares
    ($359,918); and Ms. Justis -- 1,858 shares ($30,676).
(3) The amounts shown represent the aggregate cash value of payouts made pursuant to the Company's long-term incentive plan. Such awards consist of a combination of cash, shares of restricted and unrestricted Common Stock and options exercisable for Common Stock. The amounts shown for 2001 consist of
    (i) cash (Mr. Coltrane -- $19,779; Mr. Nash -- $6,778; Mr. Rubens -- $7,355;
    and Ms. Justis -- $1,709); (ii) shares of restricted stock (Mr.
    Coltrane -- 1,273 shares ($19,311); Mr. Nash -- 436 shares ($6,614); Mr.
    Rubens -- 473 shares ($7,175); and Ms. Justis -- 110 shares ($1,669)); (iii) shares of unrestricted stock (Mr. Coltrane -- 1,145 shares ($17,370); Mr. Nash -- 392 shares ($5,947); Mr. Rubens -- 426 shares ($6,462); and Ms.
    Justis -- 99 shares ($1,502)); and (iv) options (Mr. Coltrane -- 5,967 options ($39,561); Mr. Nash -- 2,045 options ($13,558); Mr. Rubens -- 2,219 options ($14,712); and Ms. Justis -- 516 options ($3,416)). Such shares of restricted and unrestricted Common Stock were valued based on the closing price of the Common Stock on The Nasdaq Stock Market on the date of grant. Such options were valued based on Black Scholes using the closing price of the Common Stock on The Nasdaq Stock Market on the date of grant. The shares of restricted Common Stock vest one year from the date of grant, and the options vest at the rate of 25% per year over four years based on the date of grant. See "-- Long-Term Incentive Plan Awards."
(4) The amounts shown for 2001 include (i) matching contributions made by the Company to our employee savings plan on behalf of each Named Executive Officer (Mr. Coltrane -- $6,615; Mr. Nash -- $6,615; Mr. Rubens -- $3,022; and Ms. Justis -- $4,341); (ii) contributions made by the Company to life insurance plans (Mr. Coltrane -- $34,879; Mr. Nash -- $16,551; Mr.
    Rubens -- $12,042; and Ms. Justis -- $4,867); and (iii) contributions made by the Company for supplemental disability insurance (Mr.
    Coltrane -- $9,463; Mr. Nash -- $3,882; Mr. Rubens -- $8,212; and Ms.
    Justis -- $864).
(5) Ms. Justis became an employee of the Company in September 1999.

OPTION GRANTS

     The following table sets forth information concerning options granted to the Named Executive Officers during 2001.

                            OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                           ----------------------------------------------------    POTENTIAL REALIZED VALUE
                           NUMBER OF       PERCENT OF                               AT ASSUMED ANNUAL RATES
                           SECURITIES    TOTAL OPTIONS                            OF STOCK PRICE APPRECIATION
                           UNDERLYING       GRANTED                                     FOR OPTION TERM
                             OPTION       TO EMPLOYEES    EXERCISE   EXPIRATION   ---------------------------
NAME                        GRANTED      IN FISCAL YEAR    PRICE        DATE          5%              10%
----                       ----------    --------------   --------   ----------   ----------       ----------
Michael R. Coltrane......     5,967(1)        2.47%        $15.55    02/01/2012    $ 58,353         $147,878
Michael R. Nash..........     2,045(1)        0.85          15.55    02/01/2012      19,999           50,681
                              2,000(2)        1.49          15.82    05/24/2011      19,898           50,426
Barry R. Rubens..........     2,219(1)        0.92          15.55    02/01/2012      21,700           54,993
                              2,500(2)        1.87          15.82    05/24/2011      24,872           63,033
Amy M. Justis............       516(1)        0.21          15.55    02/01/2012       5,046           12,788
                              2,000(2)        1.49          15.82    05/24/2011      19,898           50,426

---------------

(1) Consists of options granted under the Company's 2001 Stock Incentive Plan as part of the Company's long-term incentive plan, which options vest at the rate of 25% per year over four years, based on the date of grant. Such options have an exercise price equal to 100% of the fair market value of such shares on the date of grant.
(2) Consists of options granted under the Company's Omnibus Stock Compensation Plan, which options vest at the rate of 25% per year over four years, based on the date of grant. Such options have an exercise price equal to 100% of the fair market value of such shares on the date of grant.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information for each Named Executive Officer concerning the exercise of options during fiscal year 2001, the number of securities underlying unexercised options at the 2001 year-end and the 2001 year-end value of all unexercised options held by such individuals.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                    SHARES                    OPTIONS AT FISCAL             THE-MONEY OPTIONS
                                   ACQUIRED                       YEAR-END               AT FISCAL YEAR-END (1)
                                      ON       VALUE     ---------------------------   ---------------------------
NAME                               EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               --------   --------   -----------   -------------   -----------   -------------
Michael R. Coltrane..............   --         --          83,059         54,861        $430,345        $  412
Michael R. Nash..................   --         --             924          9,719              --         1,380
Barry R. Rubens..................   --         --          39,169         23,990         214,966         1,725
Amy M. Justis....................   --         --              56          3,184              --         2,620

---------------

(1) Represents the difference between the exercise price and the closing price of the Common Stock on The Nasdaq Stock Market on December 31, 2001.

LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth information concerning awards granted to the Named Executive Officers during 2001 under the Company's long-term incentive plan.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                           PERFORMANCE OR
                                                            OTHER PERIOD    ESTIMATED FUTURE PAYOUTS UNDER
                                           NUMBER OF           UNTIL        NON-STOCK PRICE-BASED PLANS (1)
                                        SHARES, UNITS OR     MATURATION     -------------------------------
NAME                                      OTHER RIGHTS       OR PAYOUT      THRESHOLD    TARGET    MAXIMUM
----                                    ----------------   --------------   ---------   --------   --------
Michael R. Coltrane...................        N/A            12/31/2003      $89,250    $382,500   $816,000
Michael R. Nash.......................        N/A            12/31/2003       28,200     131,600    338,400
Barry R. Rubens.......................        N/A            12/31/2003       30,600     142,800    367,200
Amy M. Justis.........................        N/A            12/31/2003       10,080      44,100     88,200

---------------

(1) At the end of the performance period, the Named Executive Officers will be entitled to receive a payout award ranging from 0% to 320% of their respective annualized base salary as of December 31, 2003, based upon the Named Executive Officer's position with the Company and the Company meeting certain performance measures for operating revenue, operating earnings before interest, taxes, depreciation and amortization, total shareholder return and earnings per share for the performance period. The payout award consists of 30% cash, 30% restricted stock and 40% stock options. The price used to calculate the number of shares of restricted stock issued is 90% of the average of the closing price of the Common Stock on The Nasdaq Stock Market for all trading days in the month of January after the performance period. The price used to calculate the number of stock options issued is the Black Scholes value using the average closing price of the Common Stock on The Nasdaq Stock Market for all trading days in the month of January after the performance period. The exercise price of the stock options will be the closing price of the Common Stock on The Nasdaq Stock Market on the second Friday in February after the performance period. The restricted stock vests two years from the date of grant, and the options vest at the rate of 25% per year over four years, based on the date of grant. In order to be eligible to receive any payout of an award under the Company's long-term incentive plan, the Named Executive Officer must be actively employed by the Company on the actual date of payment following the performance period. The estimated future payouts are based on the annualized base salary of each Named Executive Officer as of December 31, 2001 since the annualized base salaries as of December 31, 2003 are not presently determinable.

PENSION PLAN

     We have a non-contributory pension plan, the Pension Plan of The Concord Telephone Company (the "Pension Plan"), which applies to all employees, excluding employees of our WaveTel subsidiary, who have completed one year of service and attained age 21. The amount of annual benefit to be paid in monthly installments for life, based on service to normal retirement date and straight life annuity, is the sum of (i) 1.1% of average compensation multiplied by creditable service not in excess of 40 years, plus (ii) .65% of average compensation in excess of covered compensation multiplied by creditable service not in excess of 35 years. Covered compensation is determined from Internal Revenue Service tables published annually. Payments under the Pension Plan are not offset by Social Security.

                              PENSION PLAN TABLE*

                                       ESTIMATED ANNUAL BENEFITS PAYABLE UPON RETIREMENT
                                          WITH YEARS OF CREDITABLE SERVICE INDICATED
                                ---------------------------------------------------------------
5-YEAR AVERAGE ANNUAL PAY          15         20         25         30         35         40
-------------------------       --------   --------   --------   --------   --------   --------
$125,000......................  $ 29,184   $ 38,912   $ 48,641   $ 58,369   $ 68,097   $ 77,825
 150,000......................    35,747     47,662     59,578     71,494     83,409     95,325
 175,000......................    42,309     56,412     70,516     84,619     98,722    112,825
 200,000......................    48,872     65,162     81,453     97,744    114,034    130,325
 225,000......................    55,434     73,912     92,391    110,869    129,347    147,825
 250,000......................    61,997     82,662    103,328    123,994    144,659    165,325
 300,000......................    75,122    100,162    125,203    150,244    175,284    200,325
 350,000......................    88,247    117,662    147,078    176,494    205,909    235,325
 400,000......................   101,372    135,162    168,953    202,744    236,534    270,325
 450,000......................   114,497    152,662    190,828    228,994    267,159    305,325
 500,000......................   127,622    170,162    212,703    255,244    297,784    340,325

---------------

* Assuming a normal retirement date of December 31, 2001.

     As of December 31, 2001, the credited years of service and compensation covered by the Pension Plan for each Named Executive Officer was as follows: Mr. Coltrane -- 13 years ($164,000); Mr. Nash -- 3 years ($166,667); Mr. Rubens -- 9 years ($164,000); and Ms. Justis -- 2 years ($126,000). Under the terms of the Pension Plan, Mr. Nash and Ms. Justis will not have any vested benefits until each of them attains five years of service with the Company.

SERP

     Effective December 31, 2000, the Company determined that no new participants would be added and that benefit accrual would be frozen under the Company's Supplemental Executive Retirement Plan ("SERP"). The SERP was intended to provide an aggregate income replacement ratio of up to 60% of such employee's pre-retirement average compensation when taking into account our Pension Plan and Social Security. As of December 31, 2001, the benefits allocated under our SERP for the participating Named Executive Officers was as follows: Mr.
Coltrane -- $341,332 and Mr. Rubens -- $16,691. Such benefits will continue to accrue interest, with the annual rate of interest currently set at 7.5%.

EXECUTIVE NONQUALIFIED EXCESS PLAN

     On December 1, 2001 the Company adopted the Executive Nonqualified Excess Plan of The Concord Telephone Company (the "Deferred Compensation Plan"). Under the terms of this unfunded plan, eligible employees may choose to defer receipt of a portion of their annual salary and/or bonus. Amounts that a participant has deferred under the plan are payable upon the participant's termination of employment with the Company. Participants are always fully vested in their salary and bonus deferral under the Deferred Compensation Plan. Employer contributions to the Deferred Compensation Plan vest 50% after the participant has completed five years of service with the balance vesting upon the participant's retirement, termination due to death or disability, or a change of control of the Company. Normal retirement age is 65, and early retirement is permitted at age 62, or at the discretion of the Board of Directors. A participant direct that amounts credited to his or her account under the plan be deemed to be invested in publicly traded securities with gains or losses credited accordingly. The Deferred Compensation Plan is administered by the Company's Compensation Committee. In 2001, Mr. Coltrane and Ms. Justis participated in the plan. Under the Deferred Compensation Plan, the Company may match employee contributions, although the Company made no matching contributions on behalf of the participants in the plan in 2001.

MANAGEMENT AGREEMENTS

     Change in Control Agreements. The Company has Change in Control Agreements with Michael R. Coltrane, Michael R. Nash, Barry R. Rubens and Amy M. Justis. These agreements provide that if there is a "change in control" of the Company, as defined in the agreements, and the employment of the employee is terminated other than for cause or the employment is terminated by the employee for good reason, within two years following the change in control, the employee would be entitled to receive a severance payment and benefits.

     Pursuant to the Change in Control Agreements of Messrs. Coltrane and Rubens, in the event of such termination following a change in control, Messrs. Coltrane and Rubens would continue to be compensated by the Company in monthly installments for a period of 35 months following such termination. This compensation would consist of (i) the employee's annual base salary, in effect immediately preceding the change in control plus (ii) an annual bonus equal to the average bonus (calculated as a percentage of base salary, without regard to vesting schedules or restrictions on the bonus compensation and converting all post-employment payments in stock and stock options to a cash present value) paid by the Company for each one-year performance period to the employee for the three most recent fiscal years ending prior to such change in control, pursuant to the Company's incentive and bonus plans, or if the relevant bonus program has not existed for three years preceding the change in control, an amount equal to the estimated average bonus as calculated by the Company's independent auditors. In lieu of receiving installment payments, the employee may elect to be paid the present value of such compensation in a lump sum within 30 days of termination of employment under circumstances entitling the employee to compensation thereunder.

     Messrs. Coltrane and Rubens also would be entitled upon such termination of employment following a change in control to maintain for the 35-month period following termination, employee medical insurance, participation in all qualified retirements plans, including the Company's pension plan and salary-reduction defined contribution plan, employee life insurance and short and long-term disability insurance. Upon termination of employment, Messrs. Coltrane and Rubens would each become immediately vested in all stock options and shares of restricted stock previously granted to him by the Company. Any accrued but ungranted stock options or restricted stock would also become fully vested.

     Pursuant to the Change in Control Agreements of Mr. Nash and Ms. Justis, in the event of such termination following a change in control, Mr. Nash and Ms. Justis would continue to be compensated by the Company in monthly installments for a period of 12 months following such termination. This compensation would consist of (i) the employee's annual base salary, in effect immediately preceding the change in control plus (ii) an annual bonus equal to the average bonus (calculated as a percentage of base salary, without regard to vesting schedules or restrictions on the bonus compensation and converting all post-employment payments in stock and stock options to a cash present value) paid by the Company for each one-year performance period to the employee for the three most recent fiscal years ending prior to such change in control, pursuant to the Company's incentive and bonus plans, or if the relevant bonus program has not existed for three years preceding the change in control, an amount equal to the estimated average bonus as calculated by the Company's independent auditors. In lieu of receiving installment payments, the employee may elect to be paid the present value of such compensation in a lump sum within 30 days of termination of employment under circumstances entitling the employee to compensation thereunder.

     Mr. Nash and Ms. Justis also would be entitled upon such termination of employment following a change in control to maintain for the 12-month period following termination, employee medical insurance, participation in all qualified retirements plans, including the Company's pension plan and salary-reduction defined contribution plan, employee life insurance and short and long-term disability insurance. Upon termination of employment, Mr. Nash and Ms. Justis would become immediately vested in all stock options and shares of restricted stock previously granted to him or her by the Company. Any accrued but ungranted stock options or restricted stock would also become fully vested.

     Pursuant to each of the Change in Control Agreements, no payment made under a Change in Control Agreement is intended to be deemed an excess parachute payment as defined in the Internal Revenue Code Section 280G or any successor provision. The parties to the Change in Control Agreements have agreed that the present value of any payment under a Change in Control Agreement and any other payments to the employees in the nature of compensation, receipt of which is contingent on a change in control of the Company, and to which Code Section 280G or any successor provision applies, should not exceed an amount equal to one dollar less than the maximum amount that the employee may receive without becoming subject to the tax imposed by Internal Revenue Service Code Section 4999 or any successor provision or which the Company may pay without loss of deduction under Section 280G or any successor provision.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee approves all executive officer compensation and submits it to the Board of Directors for its information. Set forth below is a report of the Compensation Committee regarding executive compensation for 2001.

     Executive Compensation Policies and Program. Our executive compensation program is designed to:

     - Attract and retain qualified management,

     - Enhance short-term financial gains, and

     - Enhance long-term shareholder value and align interests with shareholders.

     The total compensation package for our executive officers includes cash and equity-based compensation. Annual compensation may consist of a base salary, an annual incentive bonus, a long-term incentive bonus and grants of stock options, restricted stock and unrestricted stock. Our policy is generally to provide base salary at approximately the 50th percentile paid to comparable executive officers, while also focusing on incentive compensation that is linked to our performance. Our equity-based compensation is designed to attract, retain and motivate executive officers and be a long-term incentive to enhance shareholder value. We strive to provide each executive officer with total annual compensation (base salary, annual incentive bonus and long-term incentive bonus) in an amount that would be paid on the open market for a fully qualified officer of that position.

     Base Salaries. Generally, the Compensation Committee determines the level of base salary for the Chief Executive Officer and our other executive officers based on competitive norms derived from discussions with and research prepared by Company-retained compensation and benefits consultants. Actual salary changes are based upon an evaluation of each individual's performance. In addition, with respect to each executive officer, including the Chief Executive Officer, the Compensation Committee considers the individual's performance, including that individual's total level of experience in the telecommunications industry, his or her record of performance and contribution to our success relative to his or her job responsibilities and his or her overall service to us. During 2001, the Compensation Committee maintained 2001 base salaries for our executive officers that were equal to approximately the 50th percentile paid to comparable executives based on information available to the Compensation Committee.

     Bonuses and Equity-Based Compensation. An annual incentive bonus is paid each year based on goals reviewed and approved by the Board of Directors. For 2001, the annual incentive plan included a combination of corporate and individual business unit objectives based on the executive officer's title and responsibilities. The corporate unit objectives were operating revenue, operating earnings before interest, taxes, depreciation and amortization, customer service satisfaction and net income. The business unit objectives were operating revenue, operating earnings before interest, taxes, depreciation and amortization and various other categories of objectives specific to each business unit, such as customer account data, line data, customer attrition and customer satisfaction. Annual incentive bonus payouts consist of a combination of cash and restricted stock, which has a one-year vesting period.

     The Company, as authorized by the Board of Directors, also pays a long-term incentive bonus each year based on the three-year growth rates for key financial measurements. The goals for the three-year period beginning in 2001, in declining order of weight, are: operating revenue; operating earnings before interest, taxes, depreciation and amortization; total shareholder return; and earnings per share. Long-term incentive bonus payouts consist of a combination of cash, unrestricted stock, restricted stock and nonqualified stock options.

     In addition to the annual and long-term incentive bonuses described above, annual compensation for our executive officers includes awards of nonqualified stock options. In 2001, nonqualified stock options were awarded under the CT Communications, Inc. Omnibus Stock Compensation Plan and the CT Communications, Inc. 2001 Stock Incentive Plan. The CT Communications, Inc. 2001 Stock Incentive Plan also provides for awards of restricted stock, stock options, SARs, stock units and dividend equivalent rights, although no such awards were made to any executive officer under the plan in 2001. The Compensation Committee administers these plans in its sole discretion, including the determination of the individuals to whom awards will be granted, the terms on which those awards are granted and the number of shares subject thereto. In general, when determining the key employees to whom awards shall be granted, the Compensation Committee considers an executive officer's relative job responsibilities and abilities to impact the financial and operating performance of the Company, the aggregate value of awards granted in relation to base salary and the relative position of the executive officer with the Company. When the Compensation Committee granted awards in 2001, it considered several factors, including the maximum aggregate number of awards to be granted under these plans in 2001, the cumulative amount outstanding and the aggregate number of awards to be granted as a percentage of total shares outstanding.

     Other. In addition to the above forms of compensation, we also provide group term life insurance, Company-owned executive whole life insurance and short-term and long-term disability insurance. Executive officers generally participate in the non-contributory pension plan and the Deferred Compensation Plan as discussed under "Executive Compensation -- Pension Plan" and
"-- Executive Nonqualified Excess Plan." Executive officers also receive a perquisite package consisting of an annual physical, country club dues reimbursement, a flexible perquisite credit of either $8,000 or $15,000, tax preparation assistance and financial consulting.

     Compensation of Chief Executive Officer. Mr. Coltrane's base salary is determined by the Compensation Committee after reviewing the salaries of top executives of comparable telecommunication companies, using the process previously described. The Compensation Committee targeted the total annual compensation for Mr. Coltrane in 2001 to approximate the 60th percentile for comparable executives based on information available to the Compensation Committee. The Compensation Committee targeted Mr. Coltrane's base salary in 2001 between the 40th and 45th percentiles for comparable executives. Mr. Coltrane also participates in the annual incentive and long-term incentive bonus plans described above.

     Internal Revenue Code Limits on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. For 2001, none of our executive officers' compensation subject to the deductibility limits exceeded $1 million.

     Although the Compensation Committee intends that compensation paid by the Company to executive officers who may be subject to Section 162(m) will qualify as performance-based compensation, the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in special circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and regulations thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

     Submitted by the Compensation Committee of the Board of Directors:

          John R. Boger, Jr., Chairman                   Samuel E. Leftwich
          Tom E. Smith                                   Phil W. Widenhouse

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John R. Boger, Jr., Samuel E. Leftwich, Tom E. Smith and Phil W. Widenhouse served as members of the Compensation Committee during 2001. Mr. Widenhouse retired as Executive Vice President of the Company in 1992 and served in various capacities with the Company from 1949 to 1992.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company may from time to time have short-term loans outstanding with First Charter Bank, Charlotte, North Carolina. First Charter Bank is a wholly owned subsidiary of First Charter Corporation, which holds more than five percent of the outstanding shares of Common Stock. Michael R. Coltrane is Vice Chairman and a shareholder of First Charter Corporation and a director of First Charter Bank. The Company has an available line of credit of up to $10 million at First Charter Bank, and at December 31, 2001, the Company had no outstanding loan balance under such line of credit. Such loan bears interest at a rate calculated as the 30-day LIBOR rate plus 125 basis points, and includes other customary terms. First Charter Bank is the Trustee of the Company's Employee Stock Ownership Plan, The Concord Telephone Company Employee Savings Plus Plan and the Pension Plan of The Concord Telephone Company. The Company paid First Charter Bank aggregate fees of $40,500 for such services in 2001.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors currently has four members, John R. Boger, Jr., O. Charlie Chewning, Jr., Raymond C. Groth and Phil W. Widenhouse. As of the date of this proxy statement, each of the Audit Committee members is an "independent director" under The Nasdaq Stock Market rules. The Audit Committee's responsibilities are described in a written charter that was adopted by the Board of Directors.

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2001 with the Company's management. The Audit Committee has discussed with KPMG LLP, the Company's independent accountants, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company's audited financial statements for the year ended December 31, 2001 in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Board of Directors:

          Phil W. Widenhouse, Chairman                   John R. Boger, Jr.
          O. Charlie Chewning, Jr.                       Raymond C. Groth

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon our records, we believe that during the fiscal year ended December 31, 2001 all filings required by Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") applicable to our Directors and officers were complied with by such individuals.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock with a peer group consisting of four regional telecommunications companies (the "RLEC Index") and the Standard & Poor's 500 Stock Index, a broad equity market index. Each line graph assumes the investment of $100 on December 31, 1996 and the reinvestment of dividends. The companies in the RLEC Index are Commonwealth Telephone Enterprises, Inc. (CTCO), NTELOS Inc.
(NTLO), Hickory Tech Corp. (HTCO) and Conestoga Enterprises, Inc. (CENI).

            COMPARISON OF THE RETURN OF THE COMPANY'S COMMON STOCK,
                         THE S&P 500 AND AN RLEC INDEX

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------------------------
                            12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/31/2000   12/31/2001
-------------------------------------------------------------------------------------------------------
 CT Communications             100          116          131          200          103          122
 S&P 500 Index                 100          128          162          193          174          151
 RLEC Index                    100           88          103          132           99          121

                            ------------------------

                                  PROPOSAL 2:
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

                            ------------------------

     We have appointed KPMG LLP, independent public accountants, as our auditors for 2002 and recommend that our shareholders ratify the appointment. KPMG LLP has served as our independent auditors since 1988. We have been advised by KPMG LLP that neither the firm nor any of its members or associates has any direct financial interest or material indirect financial interest in the Company other than as its auditors. Although the selection and appointment of the independent auditors is not required to be submitted to a vote, we deem it advisable to obtain your ratification of this appointment. We understand that a representative from KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2002. If the Company's shareholders do not ratify the appointment of KPMG LLP, we will consider a change in auditors for the next fiscal year.

AUDITOR FEE INFORMATION

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2001 and fees billed for other services rendered by KPMG LLP for the fiscal year ended December 31, 2001.

Audit Fees (1)..............................................   $207,130
Financial Information Systems Design and Implementation Fees
  (2).......................................................         --
All Other Fees:
  Audit Related Fees (3)....................................   $ 62,595
  Other Non-Audit Services (4)..............................     22,807
                                                               --------
Total All Other Fees........................................   $ 85,402

---------------

(1) The amount shown excludes audit related fees.
(2) KPMG LLP did not render any professional services related to financial information systems design and implementation to the Company for the fiscal year ended December 31, 2001.
(3) The amount shown consists primarily of audits of financial statements of the Company's employee benefit plans, review of the Company's registration statements, issuance of consents and assistance preparing amendments to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000 and Quarterly Report on Form 10-Q/A for the period ended June 30, 2001.
(4) The amount shown consists principally of tax compliance reviews.

     The Audit Committee of the Board of Directors has considered whether the provision of the services covered by "All Other Fees" is compatible with maintaining the independence of KPMG LLP.

                      MANAGEMENT OWNERSHIP OF COMMON STOCK

     The following beneficial ownership table sets forth information regarding beneficial ownership of Common Stock as of the Record Date by:

     - each Director and Director nominee;

     - each Named Executive Officer; and

     - all Directors and executive officers as a group.

     Under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each shareholder is calculated based on the total number of outstanding shares of Common Stock as of the Record Date plus those shares of Common Stock that such shareholder has the right to acquire within 60 days. Consequently, the denominator for calculating such percentage may be different for each shareholder.

     The table is based upon information supplied by the Directors, Director nominees and executive officers. Unless otherwise indicated in the footnotes to the table, each of the shareholders listed has sole voting and dispositive power with respect to the shares shown as beneficially owned. None of our Directors, Director nominees or executive officers owns any shares of our Four and One-Half Percent Preferred Stock or Five Percent Preferred Stock.

                                                                       COMMON STOCK
                                                                    BENEFICIALLY OWNED
                                                              -------------------------------
NAME                                                             NUMBER      PERCENT OF CLASS
----                                                          ------------   ----------------
Michael R. Coltrane.........................................  1,568,010 (1)        8.30%
Phil W. Widenhouse..........................................    203,185 (2)        1.08
Barry R. Rubens.............................................     87,796 (3)         *
Jerry H. McClellan..........................................     59,249 (4)         *
Michael R. Nash.............................................     18,952 (5)         *
O. Charlie Chewning, Jr.....................................     16,445 (6)         *
John R. Boger, Jr...........................................     15,542 (7)         *
Samuel E. Leftwich..........................................     10,708 (8)         *
Amy M. Justis...............................................      6,748 (9)         *
William A. Coley............................................      6,067(10)         *
Tom E. Smith................................................      4,319(11)         *
Raymond C. Groth............................................      2,689(12)         *
All Directors and executive officers of the Company as a
  group (12 persons)........................................  1,999,710(13)       10.54%

---------------

  *  Less than 1%.
 (1) The amount shown includes 937,062 shares owned directly by the Mariam C. Schramm Trust, of which Mr. Coltrane is a co-trustee. Mr. Coltrane has shared voting and dispositive power over such shares. The amount shown also includes 40,942 shares which are held in grantor retained annuity trusts or owned by Mr. Coltrane's spouse. Mr. Coltrane has shared voting and dispositive power over such shares. Additionally, the amount shown includes 101,913 shares represented by currently exercisable options.
 (2) Includes 101,318 shares owned by spouse and 1,775 shares represented by currently exercisable options.
 (3) Includes 46,717 shares represented by currently exercisable options.
 (4) Includes 26,064 shares owned by spouse and 1,775 shares represented by currently exercisable options.
 (5) Includes 2,573 shares represented by currently exercisable options.
 (6) Includes 1,775 shares represented by currently exercisable options and 699 shares to be issued pursuant to the Director Plan for accumulated meeting fees.

 (7) Includes 2,216 shares owned by spouse, 2,552 shares owned by an estate to which Mr. Boger acts as a co-executor, 1,775 shares represented by currently exercisable options and 604 shares to be issued pursuant to the Director Plan for accumulated meeting fees.
 (8) Includes 1,775 shares represented by currently exercisable options and 665 shares to be issued pursuant to the Director Plan for accumulated meeting fees.
 (9) Includes 237 shares represented by currently exercisable options.
(10) Includes 1,775 shares represented by currently exercisable options and 599 shares to be issued pursuant to the Director Plan for accumulated meeting fees.
(11) Includes 1,775 shares represented by currently exercisable options and 556 shares to be issued pursuant to the Director Plan for accumulated meeting fees.
(12) Includes 1,118 shares represented by currently exercisable options.
(13) Includes an aggregate of 164,983 shares represented by currently exercisable options and 3,123 shares to be issued pursuant to the Director Plan for accumulated meeting fees. Includes 937,062 shares held by the Mariam C. Schramm Trust, of which Mr. Coltrane is a co-trustee.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of the Record Date with respect to the ownership of shares of Common Stock by each person believed by management to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. The information is based on the most recent
Schedule 13D or 13G filed with the Securities and Exchange Commission ("SEC") on behalf of such persons or other information made available to us. Except as otherwise indicated, the reporting persons have stated that they possess sole voting and sole dispositive power over the entire number of shares reported.

                                                                        COMMON STOCK
                                                                     BENEFICIALLY OWNED
                                                              --------------------------------
NAME AND ADDRESS                                                NUMBER        PERCENT OF CLASS
----------------                                              -----------     ----------------
Michael R. Coltrane.........................................    1,568,010(1)        8.30%
  1000 Progress Place, NE
  Concord, North Carolina 28025

World Division of the General...............................    1,011,688           5.38
  Board of Global Ministries of the United Methodist Church
  475 Riverside Drive
  15th Floor
  New York, New York 10027

First Charter Bank..........................................      970,280(2)        5.16
  Trust Department
  P.O. Box 37949
  Charlotte, North Carolina 28237-7949

---------------

(1) See Note 1 under "-- Management Ownership of Common Stock."
(2) First Charter Bank holds these shares in various fiduciary capacities. First Charter Bank has sole voting power over 936,304 shares. First Charter Bank has shared voting power over 33,976 shares. First Charter Bank has sole dispositive power over 970,280 shares. The amount of beneficial ownership was disclosed on a Schedule 13G/A filed by First Charter Bank on February 13, 2002. The amount shown does not include the 937,062 shares held by the Mariam C. Schramm Trust, of which First Charter Bank and Michael R. Coltrane are co-trustees.

                             SHAREHOLDER PROPOSALS
                  FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

     Any proposal or proposals by a shareholder intended to be included in the proxy statement and form of proxy relating to the 2003 annual meeting of shareholders must be received by us no later than December 3, 2002 pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2003 annual meeting of shareholders any shareholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

                          OTHER SHAREHOLDER PROPOSALS
                 FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING

     For any proposal that is not submitted for inclusion in next year's proxy statement but is instead presented directly at the 2003 annual meeting of shareholders, management will be able to vote proxies in its discretion if we:

     - receive notice of the proposal before the close of business on February 17, 2003 and advised shareholders in the 2003 proxy statement about the nature of the matter and how management intends to vote on such matter, or

     - do not receive notice of the proposal prior to the close of business on February 17, 2003.

     Notices of intention to present proposals at the 2003 annual meeting should be addressed to the Secretary, CT Communications, Inc., 1000 Progress Place, NE, Post Office Box 227, Concord, NC 28026-0227.

                  ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

     Our 2001 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC, excluding exhibits, accompany this Proxy Statement. COPIES OF THE EXHIBITS TO OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO CT COMMUNICATIONS, INC., 1000 PROGRESS PLACE, NE, POST OFFICE BOX 227, CONCORD, NORTH CAROLINA 28026-0227,
ATTENTION: BARRY R. RUBENS, CHIEF FINANCIAL OFFICER AND PAYMENT OF $25.00 TO COVER THE COSTS OF REPRODUCTION.

                                 OTHER BUSINESS

     We know of no other matter to come before the meeting. However, if any other matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Michael R. Coltrane

                                          Michael R. Coltrane
                                          Chairman of the Board of Directors
                                          President and Chief Executive Officer
Concord, North Carolina
March 29, 2002

                            - FOLD AND DETACH HERE -

COMMON STOCK
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            CT COMMUNICATIONS, INC.

                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 25, 2002

    KNOW ALL MEN BY THESE PRESENT, that the undersigned shareholder of CT COMMUNICATIONS, INC., a North Carolina corporation (the "Company"), hereby constitutes and appoints Michael R. Nash, Barry R. Rubens and Amy M. Justis attorneys and proxies with full power of substitution, for and on behalf of the undersigned to act and vote as indicated below, according to the number of shares of the Company's Common Stock held of record by the undersigned on March 20, 2002, and as fully as the undersigned would be entitled to act and vote if personally present at the Annual Meeting of Shareholders to be held at 1000 Progress Place, NE, Concord, North Carolina, at 9:00 a.m., local time, April 25, 2002, and any adjournment or postponement thereof (the "Annual Meeting"), as follows:

(1) Election of Directors.

[ ] FOR electing the four nominees  [ ] WITHHOLD AUTHORITY to vote for
    listed below.                       election of all nominees listed below.

(Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, strike a line through the nominee's name in the list below.)

             O. Charlie Chewning, Jr., for a term expiring in 2005
                Michael R. Coltrane, for a term expiring in 2005
                 Raymond C. Groth, for a term expiring in 2005
                Phil W. Widenhouse, for a term expiring in 2003

(2) Ratification of the appointment of KPMG LLP as independent public accountants of the Company for 2002.

    [ ] FOR                     [ ] AGAINST                     [ ] ABSTAIN

(3) In their discretion, the proxies are authorized to act and vote upon any other business which may properly be brought before said meeting or any adjournment or postponement thereof.

                            - FOLD AND DETACH HERE -

    The undersigned hereby ratifies and confirms all that said attorneys and proxies or any of them lawfully do or cause to be done by virtue hereof. A majority of said attorneys and proxies who shall be present and acting as such at the Annual Meeting or any adjournment or postponement thereof, or if only one such attorney and proxy be present and acting, then that one, shall have and may exercise all powers hereby conferred.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.

                                             The undersigned hereby acknowledges
                                             receipt of the Notice of Annual
                                             Meeting of Shareholders, dated
                                             March 29, 2002, and the proxy
                                             materials furnished therewith.

                                             Dated this ___ day of ______, 2002.

                                             _____________________________(SEAL)

                                             _____________________________(SEAL)

                                             NOTE: Signature should agree with
                                             name on stock certificate as
                                             printed on this proxy card. When
                                             shares are held by joint tenants,
                                             both should sign. Executors,
                                             administrators, trustees and other
                                             fiduciaries, and persons signing on
                                             behalf of corporations or
                                             partnerships, should so indicate
                                             when signing.

                                             PLEASE MARK, DATE, SIGN AND RETURN
                                               THIS PROXY PROMPTLY. THANK YOU.